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                                                                    Exhibit 21.1

                       WCI COMMUNITIES, INC. SUBSIDIARIES


Bay Colony - Gateway, Inc., a Delaware corporation, dba Waterlefe Golf & River
  Club
Financial Resources Group, Inc., a Florida corporation
First Fidelity Title, Inc., a Delaware corporation
Florida Lifestyle Management Company, a Florida corporation
Livingston Naples, Inc., a Florida corporation
Livingston Road, Inc., a Florida corporation
Panther Developments, LLC, a Delaware limited liability company
Sun City Center Golf Properties, Inc., a Delaware corporation
Sun City Center Realty, Inc., a Florida corporation
Watermark Realty, Inc., a Delaware corporation, dba Prudential Florida WCI
  Realty
WI Ultracorp of Florida, Inc., a Delaware corporation

                      BAY COLONY-GATEWAY, INC. SUBSIDIARIES

Bay Colony Realty Associates, Inc., a Florida corporation
Bay Colony of Naples, Inc., a Florida corporation
The Colony at Pelican Landing Golf Club, Inc., a Florida corporation Communities Amenities, Inc., a Florida corporation
Communities Finance Company, LLC, a Delaware limited liability company Communities Home Builders, Inc., a Florida corporation
Coral Ridge Communities, Inc., a Florida corporation
Coral Ridge Properties, Inc., a Florida corporation
Coral Ridge Realty, Inc., a Florida corporation
Coral Ridge Realty Sales, Inc., a Florida corporation
Florida Design Communities, Inc., a Florida corporation
Florida National Properties, Inc., a Florida corporation
Gateway Communities, Inc., a Florida corporation
Gateway Communications Services, Inc., a Florida corporation
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Gateway Realty Sales, Inc., a Florida corporation
Heron Bay, Inc., a Florida corporation
Heron Bay Golf Course Properties, Inc., a Florida corporation
JYC Holdings, Inc., a Florida corporation
Marbella at Pelican Bay, Inc., a Florida corporation
Pelican Bay Properties, Inc., a Florida corporation
Pelican Landing Communities, Inc., a Florida corporation
Pelican Landing Golf Resort Ventures, Inc., a Delaware corporation
Pelican Landing Properties, Inc., a Florida corporation
Pelican Marsh Properties, Inc., a Florida corporation
Sarasota Tower, Inc., a Florida corporation
Tarpon Cove Realty, Inc., a Florida corporation
Tarpon Cove Yacht & Racquet Club, Inc., a Florida corporation
Tiburon Golf Ventures, Inc., a Delaware corporation, dba Tiburon Golf Club Watermark Pools, Inc., a Florida corporation
Watermark Realty Referral, Inc., a Florida corporation
WCI Communities Property Management, Inc., a Florida corporation
WCI Golf Group, Inc., a Florida corporation
WCI Homes, Inc., a Florida corporation
WCI Realty, Inc., a Florida corporation
Wildcat Run of Lee County, Inc., a Florida corporation, dba Wildcat Run Golf &
  Country Club